UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                              November 2, 2015

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 3, 2015, CD International Enterprises, Inc.'s ("we", "us" or "our") filed a current report on Form 8-K (the "Form 8-K") related to its wholly owned subsidiary, Capital Resources Management Corporation, receiving a purchase order of copper concentrate from a Chinese trading company. This Amendment No.1 to the Form 8-K we filed on December 3, 2015 is filed to disclose additional information in regards to the purchase order discussed below.

Item 1.01                      Entry into a Material Definitive Agreement.

On November 2, 2015,  CD International Enterprises, Inc.'s (the "Company" "we", "us" or "our") wholly owned subsidiary, Capital Resources Management Corporation ("Capital Resources Management"), entered into an agreement ("Agreement") with a Hunan Province-based mineral trading corporation ("Hunan Mineral"), whereby Capital Resources Management has agreed to supply up to 10,000 wet metric tons (plus or minus 10%) of copper concentrate per month to Hunan Mineral, for a total of up to 240,000 wet metric tons to be delivered over a 24 months period. Also, the Agreement provides conditions for the supply (if any) by Capital Resources Management of gold and silver concentrate to Hunan Minerals. The Agreement provides specifications on concentrate content, methods of determining weight and moisture content of the concentrates, price and payment and adjustments thereto, and resolution of differences in concentrate assay results.  The Company has been actively sourcing suppliers to execute the transaction.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.57	Translation of Purchase Contract of Copper Concentrate Powder Dated November 2, 2015, between Capital Resources Management Corporation and the Hunan Province-based mineral trading company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: January 26, 2016	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer